Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements listed below of Apartment Investment and Management Company and in the related Prospectuses of our reports dated February 24, 2017, with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company, and the effectiveness of internal control over financial reporting of Apartment Investment and Management Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

Form S-3 (No. 333-828)	Form S-3 (No. 333-08997)	Form S-3 (No. 333-17431)
Form S-3 (No. 333-20755)	Form S-3 (No. 333-4546)	Form S-3 (No. 333-36531)
Form S-3 (No. 333-36537)	Form S-8 (No. 333-14481)	Form S-8 (No. 333-4550)
Form S-8 (No. 333-4548)	Form S-4 (No. 333-49075)	Form S-8 (No. 333-36803)
Form S-8 (No. 333-41719)	Form S-4 (No. 333-60663)	Form S-3 (No. 333-47201)
Form S-8 (No. 333-57617)	Form S-3 (No. 333-75109)	Form S-8 (No. 333-70409)
Form S-3 (No. 333-69121)	Form S-3 (No. 333-77257)	Form S-4 (No. 333-60355)
Form S-8 (No. 333-75349)	Form S-3 (No. 333-92743)	Form S-3 (No. 333-77067)
Form S-3 (No. 333-81689)	Form S-4 (No. 333-51154)	Form S-3 (No. 333-31718)
Form S-3 (No. 333-50742)	Form S-3 (No. 333-71002)	Form S-3 (No. 333-52808)
Form S-3 (No. 333-64460)	Form S-3 (No. 333-61409)	Form S-3 (No. 333-73162)
Form S-3 (No. 333-26415)	Form S-3 (No. 333-113977)	Form S-3 (No. 333-71452)
Form S-3 (No. 333-85844)	Form S-3 (No. 333-101735)	Form S-4 (No. 333-39357)
Form S-3 (No. 333-86200)	Form S-4 (No. 333-90588)	Form S-3 (No. 333-130735)
Form S-4 (No. 333-90590)	Form S-8 (No. 333-142467)	Form S-4 (No. 333-136801)
Form S-8 (No. 333-142466)	Form S-4 (No. 333-169353)	Form S-3 (No. 333-150342)
Form S-4 (No. 333-169870)	Form S-4 (No. 333-169871)	Form S-4 (No. 333-169869)
Form S-4 (No. 333-169873)	Form S-4 (No. 333-175842)	Form S-4 (No. 333-169872)
Form S-4 (No. 333-175848)	Form S-4 (No. 333-175846)	Form S-4 (No. 333-175843)
Form S-4 (No. 333-175853)	Form S-4 (No. 333-175850)	Form S-4 (No. 333-175847)
Form S-3ASR (No. 333-195133)	Form S-4 (No. 333-66207)	Form S-4 (No. 333-186965)
Form S-8 (No. 333-207826)	Form S-8 (No. 333-207828)

/s/ ERNST & YOUNG LLP

Denver, Colorado
February 24, 2017